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Exhibit 4.                 Agreement to File Joint Schedule 13D

         The undersigned, hereby agree to the filing of a joint Schedule 13D, with respect to 350,000 shares of common stock and 150,000 options to purchase common stock of Diplomat Corporation, on behalf of Jay M. Kaplowitz (157,500 shares of common stock and 67,500 options), Wesley C. Fredericks, Jr. (157,500 shares of common stock and 67,500 options) , and Arthur S. Marcus (35,000 shares of common stock and 15,000 options).


Dated: November 15, 1996                         /s/ Jay M. Kaplowitz
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                                                 Jay M. Kaplowitz

                                                 /s/ Wesley C. Fredericks, Jr.
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                                                 Wesley C. Fredericks, Jr.

                                                 /s/ Arthur S. Marcus
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                                                 Arthur S. Marcus